EXHIBIT 10.5

REUNION GF# 101000567


                                  DEED OF TRUST

                                      Terms

Date:             February 14, 2003

Grantor:          MILLION DOLLAR SALOON, INC., a Nevada corporation

Grantor's Mailing Address:

                  Million Dollar Saloon, Inc.
                  6848 Greenville Avenue
                  Dallas, Texas 75231
                  Dallas County

Trustee:          SCOTT L. LUNA

Trustee's Mailing Address:

                  1505 Northwest Highway
                  Garland, Texas 75041
                  Dallas County

Lender:           ONE  STEMMONS  LAND  LIMITED  PARTNERSHIP,   a  Texas  limited
                  partnership

Lender's Mailing Address:

                  2221 Manana Drive, Suite 110
                  Dallas, Texas 75220
                  Dallas County

Note

         Date:             February 14, 2003

         Original principal amount:.        $2,156,713.50

         Borrower:         MILLION DOLLAR SALOON, INC.

         Lender:           ONE STEMMONS LAND LIMITED PARTNERSHIP

         Maturity date:    February 1, 2004

         Terms of Payment: As provided in the note.

Property (including any improvements):

         See Exhibit "A" attached hereto and incorporated herein for all purposes.

Prior Lien:                None

Other Exceptions to Conveyance and Warranty:

         Liens described as part of the Consideration and any other liens described in the deed to Grantor as being either assumed or subject to which title is taken; validly existing easements, rights-of-way, and prescriptive rights, whether of record or not; all presently recorded and validly existing


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instruments,  other than conveyances of the surface fee estate,  that affect the
Property; and taxes for 2003, but not subsequent assessments for that and prior years due to change in land usage, ownership, or both.

         For value received and to secure payment of the Note, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Other Exceptions to Conveyance and Warranty. On payment of the Note and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor's expense.

         Grantor hereby reserves from the conveyance of the Property for itself and its successors, assigns, employees, officers, agents, and contractors, an easement and license to enter upon and use such portions of the Property as is necessary to relocate the billboard sign located on the Property and any related facilities to another area on the Property. Such easement and license shall be perpetual and shall run with the land.

Clauses and Covenants

A.       Grantor's Obligations

Grantor agrees to-

         1. keep the Property in good repair and condition, including without limitation on all mowing of the grass;

         2. pay all taxes and assessments on the Property before delinquency;

         3. defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

         4. maintain, in a form acceptable to Lender, an insurance policy that-

                  a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Lender approves a smaller amount in writing;

                  b. contains an 80 percent coinsurance clause;

                  c. provides all-risk coverage;

                  d. protects Lender with a standard mortgage clause;

                  e. provides flood insurance at any time the Property is in a flood hazard area; and

                  f. contains such other coverage as Lender may reasonably require;

         5. comply at all times with the requirements of the 80 percent coinsurance clause;

         6. deliver the insurance policy to Lender within ten days of the date of this deed of trust and deliver renewals to Lender at least fifteen days before expiration;

         7. obey all laws, ordinances, and restrictive covenants applicable to the Property;

         8. keep any buildings occupied as required by the insurance policy; and

         9. if the lien of this deed of trust is not a first lien, pay or cause to be paid all prior lien notes and abide by or cause to be abided by all prior lien instruments.


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

B.       Lender's Rights

         1. Lender may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

         2. If the proceeds of the Note are used to pay any debt secured by prior liens, Lender is subrogated to all the rights and liens of the holders of any debt so paid.

         3. Lender may apply any proceeds received under the insurance policy either to reduce the Note or to repair or replace damaged or destroyed improvements covered by the policy. If the Property is Grantor's primary residence and Lender reasonably determines that repairs to the improvements are economically feasible, Lender will make the insurance proceeds available to Grantor for repairs.

         4. Notwithstanding the terms of the Note to the contrary, and unless applicable law prohibits, all payments received by Lender from Grantor with respect to the Note or this deed of trust may, at Lender's discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lender with respect to the Note, to be applied to late charges, principal, or interest in the order Lender in its discretion determines.

         5. If Grantor fails to perform any of Grantor's Obligations, Lender may perform those obligations and be reimbursed by Grantor on demand for any amounts so paid, including attorney's fees, plus interest on those amounts from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The amount to be reimbursed will be secured by this deed of trust.

         6. If there is a default on the Note or if Grantor fails to perform any of Grantor's obligations and the default continues after any required notice of the default and the time allowed to cure, Lender may-

                  a. declare the unpaid principal balance and earned interest on the Note immediately due;

                  b. direct Trustee to foreclose this lien, in which case Lender or Lender's agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

                  c. purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

         7. Lender may remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

C.       Trustee's Rights and Duties

If directed by Lender to foreclose this lien, Trustee will-

         1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

         2. sell and convey all or part of the Property "AS IS" to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

         3. from the proceeds of the sale, pay, in this order-

                  a. expenses of foreclosure, including a reasonable commission to Trustee;


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

                  b.  to  Lender,  the  full  amount  of  principal,   interest,
         attorney's fees, and other charges due and unpaid;

                  c. any amounts required by law to be paid before payment to Grantor; and

                  d. to Grantor, any balance; and

         4. be indemnified, held harmless, and defended by Lender against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney's fees, incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D.       General Provisions

         1. Grantor agrees to (a) keep at Grantor's address, or such other place as Lender may approve, accounts and records reflecting the operation of the Property and copies of all written contracts, leases, and other instruments that affect the Property; (b) prepare financial accounting records in compliance with generally accepted accounting principles consistently applied; and (c), at Lender's request from time to time, permit Lender to examine and make copies of such books, records, contracts, leases, and other instruments at any reasonable time.

         2. If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

         3. Recitals in any trustee's deed conveying the Property will be presumed to be true.

         4. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

         5. This lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

         6. If any portion of the Note cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

         7. Grantor assigns to Lender all amounts payable to or received by Grantor from condemnation of all or part of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney's fees and court and other costs, Lender will either release any remaining amounts to Grantor or apply such amounts to reduce the Note. Lender will not be liable for failure to collect or to exercise diligence in collecting any such amounts. Grantor will immediately give Lender notice of any actual or threatened proceedings for condemnation of all or part of the Property.

         8. Grantor assigns to Lender absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Grantor warrants the validity and enforceability of the assignment. Grantor may as Lender's licensee collect rent and other income and receipts as long as Grantor is not in default with respect to the Note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the Note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due with respect to the Note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this deed of trust, Lender may terminate Grantor's license to collect rent and other income and then as Grantor's agent may rent the Property and collect all rent and other income and receipts. Lender neither has nor assumes any


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

obligations as lessor or landlord with respect to any occupant of the Property. Lender may exercise Lender's rights and remedies under this paragraph without taking possession of the Property. Lender will apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Lender's rights and remedies and then to Grantor's obligations with respect to the Note and this deed of trust in the order determined by Lender. Lender is not required to act under this paragraph, and acting under this paragraph does not waive any of Lender's other rights or remedies. If Grantor becomes a voluntary or involuntary debtor in bankruptcy, Lender's filing a proof of claim in bankruptcy will be deemed equivalent to the appointment of a receiver under Texas law.

         9. Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

         10. In no event may this deed of trust secure payment of any debt that may not lawfully be secured by a lien on real estate or create a lien otherwise prohibited by law.

         11. When the context requires, singular nouns and pronouns include the plural.

         12. The term Note includes all extensions, modifications, and renewals of the Note and all amounts secured by this deed of trust.

         13. Grantor represents to Lender that no part of the Property is exempt as homestead from forced sale under the Texas Constitution or other laws. All real estate constituting Grantor's homestead exempt from forced sale under the Texas Constitution or other laws consists of the following:

         None

         14. Grantor agrees to furnish on Lender's request evidence satisfactory to Lender that all taxes and assessments on the Property have been paid when due.

         15. If the Property is transferred by foreclosure, the transferee will acquire title to all insurance policies on the Property, including all paid but unearned premiums.

         16. GRANTOR MAY FURNISH ANY INSURANCE REQUIRED BY THIS DEED OF TRUST EITHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY GRANTOR OR THROUGH EQUIVALENT COVERAGE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS.

         17. Lender may declare the debt secured by this deed of trust immediately payable and invoke any remedies provided in this deed of trust for default if Grantor transfers any of the Property to a person who is not a permitted transferee without Lender's consent or, if Grantor is not a natural person, if any person owning a direct or indirect interest in Grantor transfers such interest to a person that is not a "permitted transferee" without Lender's consent. "Permitted transferee" for a natural person means that person's spouse or children, any trust for that person's benefit or the benefit of the person's spouse or children, or any corporation, partnership, or limited liability company in which the direct and beneficial owner of all the equity interest is a natural person or that person's spouse or children or any trust for the benefit of them; and the heirs, beneficiaries, executors, administrators, or personal representatives of a natural person on the death of that person or on the incompetency or disability of that person for purposes of the protection and management of that person's assets; and for a person that is not a natural person, any other person controlling, controlled by, or under common control with that person.


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

         18. This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

         19. If Grantor and Borrower are not the same person, the term Grantor includes Borrower.

         20. Grantor and each surety, endorser, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

         21. Grantor agrees to pay reasonable attorney's fees, trustee's fees, and court and other costs of enforcing Lender's rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

         22. If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

         23. Grantor represents that this deed of trust and the Note are given for the following purposes:

The debt evidenced by the Note is in part payment of the purchase price of the Property; the debt is secured both by this deed of trust and by a vendor's lien on the Property, which is expressly retained in a deed to Grantor of even date. This deed of trust does not waive the vendor's lien, and the two liens and the rights created by this deed of trust are cumulative. Lender may elect to foreclose under either of the liens without waiving the other or may foreclose under both.

                                                   MILLION DOLLAR SALOON, INC.,
                                                   a Nevada corporation


                                                   BY:__________________________
                                                      Nick Mehmeti, President

STATE OF TEXAS       )

COUNTY OF DALLAS     )

         This instrument was acknowledged before me on February , 2003, by Nick Mehmeti, President of Million Dollar Saloon, Inc., a Nevada corporation, on behalf of said entity.


                                                   _____________________________
                                                   Notary Public, State of Texas



PREPARED IN THE OFFICE OF:                           AFTER RECORDING RETURN TO:

Luna & Luna, L.L.P.                                  Reunion Title
1505 Northwest Highway                               5944 Luther Lane, Suite 800
Garland, Texas 75041                                 Dallas, Texas  75225
Tel: (972) 926-5300
Fax: (972) 278-8357

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                                   EXHIBIT "A"

BEING a lot, tract or parcel of land situated in the JOHN L. HUNT SURVEY, ABSTRACT NO. 588, Dallas County, Texas and being a part of that same tract of land conveyed to ONE STEMMONS LAND LIMITED PARTNERSHIP, a Texas limited partnership, recorded in Volume 96137, Page 829 of the Deed Records of Dallas County, Texas, and being a strip of land approximately 37.5 feet by 582 feet of TWO STEMMONS LAND LIMITED PARTNERSHIP recorded in Volume 96137, Page 838, Deed Records of Dallas County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a point for corner in the center line of a 75 foot Drainage Easement recorded in Volume 67009, Page 979, Deed Records, Dallas County, Texas, said corner also lying in the East line of Goodnight Lane (50.0 foot right-of-way), recorded in Volume 2002058, Page 00187 of the Plat Records of Dallas County, Texas;

THENCE North, along the East line of said Goodnight Lane, passing a 5/8 inch iron rod set for witness in the North line of said Drainage Easement and being in the North line of said Two Stemmons tract and in the South line of said One Stemmons tract, and continuing in all a distance of 516.79 feet to a 5/8 inch iron rod set in the East line of said Goodnight Lane;

THENCE North 89 degrees 59 minutes 48 seconds East, and passing at a distance approximately of 99.66 feet the Southwest corner of Lot 2, Block 1/6509 of Centennial-Walnut Hill Addition, an Addition to the City of Dallas, Dallas County, according to the Map or Plat recorded in Volume 97215, Page 6253 of the Plat Records of Dallas County, Texas, and continuing for a total distance of
562.22 feet to a 1/2 inch iron rod found at the Southeast corner of said Lot 2, said corner also lying in the West line of IH 35E (Stemmons Freeway) (variable width right-of-way);

THENCE South 00 degrees 59 minutes 23 seconds East, along the West line of said IH 35E, a distance of 350.17 feet to a concrete monument found;

THENCE South 04 degrees 55 minutes 39 seconds East, along the West line of said IH 35E, passing at a distance of 118.98 feet a 5/8 inch iron rod set for witness at the Northeast corner of Two Stemmons tract and at the Southeast corner of said One Stemmons tract and in the North line of said Drainage Easement and continuing in all a distance of 159.74 feet to a point for corner in the center of said Drainage Easement;

THENCE South 89 degrees 15 minutes 23 seconds West, along the center line of said Drainage Easement, a distance of 582.04 feet to the POINT OF BEGINNING, and CONTAINING 291,624.40 square feet or 6.695 acres of land.












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